Exhibit 4.1

EXECUTION VERSION

CARDTRONICS, INC.

AS ISSUER

1.00% CONVERTIBLE SENIOR NOTES DUE 2020

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JULY 1, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE dated as of July 1, 2016 (this “Supplemental Indenture”) among Cardtronics, Inc., a Delaware corporation (the “Company”), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (the “Parent Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of November 25, 2013 (the “Original Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”);

WHEREAS, pursuant to a merger transaction between the Company and CATM Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Cardtronics MergeCo”), contemporaneously with the effectiveness of this Supplemental Indenture, Cardtronics MergeCo will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly-owned subsidiary of the Parent Guarantor (the “Merger”);

WHEREAS, in connection with the Merger, the Company has determined that it will be in the best interests of and beneficial to the Company to enter into this Supplemental Indenture for the purposes of evidencing the Merger;

WHEREAS, in connection with the Merger and pursuant to this Supplemental Indenture, the Parent Guarantor will become a guarantor and guarantee the Company’s obligations under the Original Indenture;

WHEREAS, Sections 10.01(c), (e), (g) and (i) of the Original Indenture permit the execution of supplemental indentures without the consent of any Holders to (i) provide that the Notes are convertible into Reference Property upon the occurrence of a Share Exchange Event and effect the related changes to the terms of the Notes required by Section 11.06 of the Original Indenture, (ii) add the Parent Guarantor as a guarantor in accordance with the Original Indenture, (iii) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company or (iv) make any change that does not adversely affect the rights of any Holder;

WHEREAS, the Board of Directors of the Company has determined that this Supplemental Indenture complies with the requirements of Sections 10.01(c), (e), (g) and (i) of the Original Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company and the Parent Guarantor have been done or performed.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

RELATION TO INDENTURE

Section 1.01                             Relation to Indenture

This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02                             Definitions

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

Section 1.03                             General References

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein,” “hereof,” “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE 2

FIRST PARAGRAPH

The first paragraph of the Original Indenture is hereby amended and restated in its entirety as follows:

INDENTURE dated as of November 25, 2013 between Cardtronics, Inc., a Delaware corporation, as issuer (“Company,” as more fully set forth in Section 1.01), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (“Parent Guarantor,” as more fully set forth in Section 1.01) and Wells Fargo Bank, National Association, as trustee (“Trustee,” as more fully set forth in Section 1.01).

ARTICLE 3

DEFINITIONS AND INCORPORATION BY REFERENCE

The following definitions in Section 1.01 of the Original Indenture are hereby amended and restated in their entirety, or inserted into Section 1.01 of the Original Indenture as new definitions, as applicable:

“Common Stock” means the Class A ordinary shares of the Parent Guarantor, nominal value $0.01 per share, subject to Section 11.06 hereof.

“Fundamental Change” shall be deemed to have occurred any time after the Issue Date when any of the following events occurs:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Parent Guarantor, their respective Subsidiaries and their and such Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Equity of the Company or the Parent Guarantor, as applicable, representing more than 50% of the voting power of all classes of the Common Equity of the Company or the Parent Guarantor, as applicable;

(b)                                 the consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision or combination) pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets; (B) any share exchange, consolidation, merger or similar event involving the Parent Guarantor pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property; or

(C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company, the Parent Guarantor and their respective Subsidiaries, taken as a whole, to any Person other than one or more of the Parent Guarantor’s wholly owned Subsidiaries (any such recapitalization, reclassification, change, share exchange, consolidation, merger, similar event, transaction or series of transactions being referred to for purposes of this clause (b) as an “event”); provided that any such event described in clause (A) or (B) where the holders of all classes of the Parent Guarantor’s Voting Stock immediately prior to such event own, directly or indirectly, more than 50% of the Voting Stock of the continuing or surviving Person or transferee or the parent thereof immediately after such event and such holders’ proportional voting power immediately after such event vis-à-vis each other with respect to the securities they receive in such event will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such event shall not constitute a Fundamental Change under such clause (A) or (B), as the case may be; or

(c)                                  the Common Stock (or other Common Equity or depositary receipts representing Common Equity interests or similar certificates, in each case, into which the Notes are then convertible) ceases to be listed or admitted for trading on any Permitted Exchange, unless the Common Stock (or such other Common Equity, depositary receipts representing Common Equity interests or similar certificates) has been accepted for listing or admitted for trading on another Permitted Exchange.

Notwithstanding the foregoing, a transaction or a series of transactions as set forth in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock, depositary receipts representing Common Equity interests or similar certificates, in each case, traded on any Permitted Exchange, and as a result of such transaction or transactions, such consideration will constitute Reference Property for the Notes pursuant to Section 11.06. In addition, a transaction or event that constitutes a Fundamental Change under both clause (a) and (b) above will be deemed to constitute a Fundamental Change solely under clause (b).

Furthermore, notwithstanding the foregoing, a transaction will not be deemed to involve a Fundamental Change if (1) the Parent Guarantor or the Company, as applicable, becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Parent Guarantor or the Company, as applicable, immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Parent Guarantor” means the party named as such in the first paragraph of this Indenture until a successor or assign replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assign.

ARTICLE 4

THE NOTES

Section 2.06, Section 2.08 and Section 2.14 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 2.06                             Transfer and Exchange

(a)                                 Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Note,

together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.04, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.04 regarding the designated transferee or transferees in the Register. No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent for any registration of transfer or exchange of the Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for registration of transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to the Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of any Note surrendered for conversion or any Note in respect of which a Fundamental Change Purchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of a Note to be converted or purchased in part by the Company, the portion of such Note not to be so converted or purchased).

(b)                                 Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)                                  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)                                 Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of the Notes upon transfer or exchange of the Notes.

(e)                                    Transfer Restrictions.

(i)                         Every Note that bears or is required under this Section 2.06(e) to bear the Restricted Securities Legend (a “Restricted Note”) shall be subject to the restrictions on transfer set forth in this Section 2.06(e) and such legend unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. If a request is made to remove the Restricted Securities Legend from any Restricted Note prior to the Resale Restriction Termination Date, the legend shall not be removed unless there is delivered to the Company and the

Registrar such certificates, legal opinions and other information as they may reasonably require confirming that such Notes, upon such transfer, will not be “restricted” within the meaning of Rule 144. In such a case, upon (1) provision of such certificates, legal opinions and/or other information, or (2) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii)                      Except as provided elsewhere in this Indenture, until the later of (x) the Scheduled Free Trade Date or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (y) such other date as may be required by applicable law (such date, the “Resale Restriction Termination Date”), any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless (I) such Notes have been transferred (1) under a registration statement that has been declared effective under the Securities Act, or (2) in accordance with Rule 144, or (II) such requirement is waived by the Company.

(iii)                   No transfer of any Restricted Note will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate attached to such Restricted Note has been checked and such certificates, legal opinions and other information as reasonably required by the Registrar or Company confirming that the applicable condition to transfer has been satisfied have been provided.

(f)                                   Legends on the Common Stock. Except as provided elsewhere in this Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the Scheduled Free Trade Date and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Parent Guarantor (if applicable), any stock certificate representing shares of Common Stock issued upon conversion of any Notes shall bear the Restricted Stock Legend unless (I) such Notes or such Common Stock, as applicable, has been transferred (i) under a registration statement that has been declared effective under the Securities Act or (ii) in accordance with Rule 144, or (II) such requirement is waived by the Company.

(g)                                  The Company and the Parent Guarantor will not, and will not permit any of their respective Subsidiaries to, resell any Notes that have been reacquired by the Parent Guarantor or any of its Subsidiaries, other than in a transaction that results in any such Notes no longer being a “restricted security” (as defined in Rule 144). If the Restricted Securities Legend is removed from the face of a Note and such Note is subsequently held by a Subsidiary of the Parent Guarantor, the Restricted Securities Legend shall be reinstated.

(h)                                 Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the custodian for the Depositary (or its nominee) in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, such custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restricted Securities Legend and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Scheduled Free Trade Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(i)                                     Upon the removal of a Restricted Stock Legend, the Company shall (i) notify the holders of any such shares of Common Stock that such Restricted Stock Legend has been removed; (ii) notify the transfer agent for the Common Stock to change the CUSIP number for any such shares to the applicable unrestricted CUSIP number, if such shares are in certificated form, and (iii) if such shares are in global form, comply with Applicable Procedures regarding such de-legending and the change from a restricted to unrestricted CUSIP number. Any shares of Common Stock delivered upon the conversion of any Note to any Person that is not, and for at least three months has not been, an Affiliate of the Parent Guarantor shall be issued without any Restricted Stock Legend if (x) such conversion occurs after the Scheduled Free Trade Date or (y) such Note otherwise does not, or would not be required hereunder to, bear the Restricted Securities Legend.

Notwithstanding anything in this Indenture or the Notes to the contrary, any Person, other than an Affiliate of the Parent Guarantor, who holds shares of Common Stock that were issued upon conversion shall have the right to enforce this Section 2.06(i) notwithstanding that such Person is not a Holder of Notes.

Section 2.08                             Outstanding Notes.  Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) Notes cancelled by the Trustee or required to be delivered to the Trustee for cancellation in accordance with Section 2.10, (ii) Notes, or portions thereof, the principal of which has become due and payable on the Maturity Date, on a Fundamental Change Purchase Date or otherwise, and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), (iii) Notes, or portions thereof, that have been converted pursuant to Article 11 and that are required to be cancelled pursuant to Section 2.10 and (iv) Notes repurchased by the Company, directly or indirectly, whether by the Company, the Parent Guarantor or their respective Subsidiaries, pursuant to Section 2.14 (other than Notes repurchased pursuant to cash-settled swaps or other derivatives). For the purpose of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (including, without limitation, determinations pursuant to Articles 7 and 10) only outstanding Notes shall be considered in any such determination. In addition, for the purpose of any such determination, Notes that are owned by the Company, by the Parent Guarantor, by any Subsidiary of the Company or the Parent Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Parent Guarantor or any Subsidiary of the Company or the Parent Guarantor shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Trust Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.08 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the Parent Guarantor, a Subsidiary of the Company or the Parent Guarantor or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Parent Guarantor or a Subsidiary of the Company or the Parent Guarantor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 2.14                             Additional Notes; Repurchases.  The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes with the same terms as the Notes initially issued hereunder (other than differences in the issue price and the date from which interest will accrue on such additional Notes and as to the Last Original Issue Date with respect to such additional Notes as provided in the proviso in the definition thereof) in an unlimited aggregate principal amount, provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order and an Officer’s Certificate, which shall cover such matters, in addition to those required by Section 14.03, as the Trustee shall reasonably request. In addition, upon the reasonable request of the Trustee, the Company shall furnish to the Trustee an Opinion of Counsel which shall cover such legal conclusions, in addition to the matters required by Section 14.03, as the Trustee shall reasonably request. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company, the Parent Guarantor or their respective Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

ARTICLE 5

COVENANTS

Section 5.02, Section 5.04 and Section 5.06 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 5.02                             SEC and Other Reports.

(a)                                 The Parent Guarantor shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Parent Guarantor files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02(a) at the time such documents are filed via the EDGAR system.

(b)                                 If, at any time during the period beginning on, and including, the date that is six months after the Last Original Issuance Date of the Notes, the Parent Guarantor fails to timely file any report that the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable, including pursuant to Rule 144, by Holders other than the Parent Guarantor’s Affiliates or Holders that were Affiliates of the Parent Guarantor during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes, which shall accrue at a rate of 0.50% per annum, from and including the later of the date six months after the Last Original Issuance Date and the first date on which such failure to file exists or the Notes are not freely tradable, as the case may be, until the earlier of (i) the Scheduled Free Trade Date and (ii) the date on which such failure to file has been cured (if applicable) and the Notes are freely tradable.

(c)                                  In addition, the Company shall pay Additional Interest on the Notes, which shall accrue at a rate of 0.50% per annum, if, and for so long as, the Restricted Securities Legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable, including pursuant to Rule 144, by Holders other than the Parent Guarantor’s Affiliates or Holders that were Affiliates of the Parent Guarantor during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), in each case, on or after the date five Business Days immediately following the Scheduled Free Trade Date.

(d)                                 Subject to Section 7.01(c), any Additional Interest payable in accordance with this Section 5.02 shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 7.01.

(e)                                  Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(f)                                   If the Company is required to pay Additional Interest to Holders pursuant to clause (b) or (c) above, the Company shall provide an Officer’s Certificate to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) to that effect, which shall be delivered in accordance with Section 14.02 no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid and shall make explicit reference to this Indenture, the Notes and the Company. Such Officer’s Certificate shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so. Unless and until the Trustee receives such an Officer’s Certificate, subject to Article 8, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

(g)                                  Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the compliance by the Company and the Parent Guarantor with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.04                             Further Instruments and Acts.  Upon request of the Trustee, the Company and the Parent Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.06                             Delivery of Certain Information.  If, at any time, the Parent Guarantor is not subject to the reporting requirements of the Exchange Act, the Company or the Parent Guarantor shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the request of any Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon the conversion of the Notes, promptly furnish to such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to Rule 144A, as such rule may be amended from time to time.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 7.01 and Section 7.12 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 7.01                             Events of Default.

(a)                                 Each of the following events shall constitute an “Event of Default”:

(i)                         the Company defaults in the payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(ii)                      the Company defaults in the payment of the principal of any Note when the same becomes due and payable at the Maturity Date, upon declaration of acceleration, upon any Fundamental Change Purchase Date or otherwise;

(iii)                   the failure by the Company or the Parent Guarantor, as applicable, to deliver the consideration due upon the conversion of any Notes and such failure continues for a period of five Business Days;

(iv)                  the failure by the Company to give a Fundamental Change Notice in accordance with Section 3.02, a notice of a Make-Whole Fundamental Change in accordance with Section 11.07 or a Specified Corporate Transaction Notice in accordance with Section 11.01(b)(iv), in each case when due;

(v)                     the failure by the Company to comply with its obligations under Article 6 hereof or by the Parent Guarantor to comply with its obligations under Section 15.06 hereof;

(vi)                  the default by the Company or the Parent Guarantor in the performance of, or the breach of any other covenant or agreement of the Company or the Parent Guarantor in, the Notes or this Indenture (other than a covenant or agreement in respect of which a default or breach is specifically addressed in Sections 7.01(a)(i) through 7.01(a)(v) above) and such default or breach continues for a period of 60 consecutive days after written notice of such default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Notes then outstanding;

(vii)               a default by the Company, the Parent Guarantor or any of their respective Subsidiaries under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company, the Parent Guarantor and/or any of their respective Subsidiaries for money borrowed in excess of $30,000,000 in the aggregate, whether such indebtedness exists as of the Issue Date or is thereafter created, which default (1) results in such indebtedness becoming or being declared due and payable or (2) constitutes a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of Notes then outstanding has been received;

(viii)            a final judgment for the payment of $30,000,000 or more (excluding any amounts covered by insurance) rendered against the Company, the Parent Guarantor or any Subsidiary of the Company or the Parent Guarantor, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished;

(ix)                  the Company, the Parent Guarantor or any then-current Significant Subsidiary of the Company or the Parent Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, the Parent Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Parent Guarantor or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(x)                     an involuntary case or other proceeding shall be commenced against the Company, the Parent Guarantor or any then-current Significant Subsidiary of the Company or the Parent Guarantor seeking liquidation, reorganization or other relief with respect to the Company, the Parent Guarantor or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Parent Guarantor or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

(b)                                 Within the 30 days immediately following the occurrence of an Event of Default or any Default, the Company shall deliver to the Trustee at its Corporate Trust Office, in accordance with Section 14.01, written notice thereof in the form of an Officer’s Certificate describing each Event of Default or Default that has occurred and is continuing and its status and explaining what action the Company is taking or proposes to take in respect thereof, which notice shall make explicit reference to this Indenture, the Notes and the Company.

(c)                                  Notwithstanding anything to the contrary in the Notes or elsewhere in this Indenture, at the election of the Company, the sole remedy of Holders for an Event of Default relating to the failure by the Parent Guarantor to comply with its obligation to file reports, information or documents with the Trustee pursuant to Section 5.02(a) (the “Parent Guarantor’s Filing Obligations”) shall (i) for the first 90 days after the occurrence of such an Event of Default (beginning on, and including, the date on which such an Event of Default first occurs), consist exclusively of the right to receive Additional Interest on the Notes equal to 0.25% per annum of the principal amount of such Notes outstanding for each day during such 90-day period on which such Event of Default is continuing and (ii) for the period from, and including, the 91st day after the occurrence of such an Event of Default to, and including, the 180th day after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes equal to 0.50% per annum of the principal amount of such Notes outstanding for each day during such additional 90-day period on which such Event of Default is continuing. If the Company makes such election to pay Additional Interest, such Additional Interest shall be payable in arrears on each Interest Payment Date following the date on which such Event of Default first occurred in the same manner as stated interest payable on the Notes. On the 181st day following the date on which such Event of Default first occurred (if the failure to comply with the Parent Guarantor’s Filing Obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 7.02. The provisions contained in this Section 7.01(c) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 7.01(c) or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes will immediately be subject to acceleration as provided in Section 7.02. In order to elect to pay Additional Interest as the sole remedy for the first 180 days after the occurrence of an Event of Default relating to the failure by the Parent Guarantor to comply with the Parent Guarantor’s Filing Obligations, the Company must notify, in the manner provided for in Section 14.01, all Holders of Notes, the Paying Agent and the Trustee of such election at any time on or before the date on which such Event of Default first occurs (which notice shall include a statement as to the date from which Additional Interest is payable and, in the case of the Trustee, shall be delivered to its Corporate Trust Office and shall make explicit reference to this Indenture, the Notes and the Company). Unless and until a Trust Officer receives at the Corporate Trust Office such notice, the Trustee may assume without inquiry that no Additional Interest is payable.

The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest. Upon failure by the Company to timely give such notice to pay such Additional Interest, or if the Company has provided such notice but has failed to pay such Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 7.02. If Additional Interest has been paid by the Company directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

In no event will the Additional Interest described in the immediately preceding paragraph, together with any Additional Interest that may accrue as a result of the Parent Guarantor’s failure to timely file any document or report that the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described in Section 5.02, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 7.12                             Waiver of Stay or Extension Laws.  The Company and the Parent Guarantor (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and the Parent Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

AMENDMENTS

Section 10.01, Section 10.02 and Section 10.03 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 10.01                      Without Consent of Holders.  The Company, the Parent Guarantor and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(a)                                 cure any ambiguity, omission, defect or inconsistency in this Indenture or in the Notes;

(b)                                 conform the terms of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum;

(c)                                  upon the occurrence of a Share Exchange Event, solely (i) provide that the Notes are convertible into Reference Property, subject to Section 11.03, and (ii) effect the related changes to the terms of the Notes required by Section 11.06, in each case, in accordance with Section 11.06;

(d)                                 provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 6;

(e)                                  add guarantees with respect to the Notes;

(f)                                   secure the Notes;

(g)                                  add to the Company’s or the Parent Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company or the Parent Guarantor;

(h)                                 irrevocably elect a Settlement Method or eliminate, in the aggregate, any one or two Settlement Methods and/or irrevocably elect a Specified Dollar Amount; or

(i)                                     make any change that does not adversely affect the rights of any Holder.

Any amendment or supplement to this Indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Parent Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02                      With Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Parent Guarantor, when authorized by a board resolution duly adopted by the Parent Guarantor’s board of directors, may amend or supplement this Indenture or the Notes or may prospectively waive compliance with any provisions of the Notes or this Indenture; provided, however, that, without the consent of each Holder of an outstanding Note affected thereby, no amendment or supplement to this Indenture or the Notes may:

(a)                                 reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture;

(b)                                 reduce the rate of or extend the stated time for payment of interest on any Note;

(c)                                  reduce the principal amount or change the Maturity Date of any Note;

(d)                                 make any change that impairs or adversely affects the conversion rights of any Notes under Article 11 hereof or reduces the consideration due upon conversion;

(e)                                  reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments;

(f)                                   make any Note payable in a currency other than that stated in the Note;

(g)                                  change the ranking of the Notes;

(h)                                 impair the right of any Holder to receive payment of the principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)                                     make any change to this Section 10.02 or to Section 7.04.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03 Execution of Supplemental Indentures. Upon the request of the Company, the Trustee shall sign any supplemental indenture authorized pursuant to this Article 10 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities under this Indenture of the Trustee. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any supplemental indenture hereto, the Trustee shall be provided with, and (subject to the provisions of Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under this Indenture and constitutes a valid and legally binding obligation of the Company and the Parent Guarantor, as applicable, enforceable against the Company and the Parent Guarantor, as applicable, in accordance with its terms, which requirements shall be non-waiveable by the Trustee.

ARTICLE 8

CONVERSIONS

Section 11.01, Section 11.03, Section 11.04, Section 11.05, Section 11.06, Section 11.07 and Section 11.08 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 11.01                      Conversion Privilege and Consideration.

(a)                                 Subject to and upon compliance with the provisions of this Indenture, a Holder shall have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple thereof, (i) subject to satisfaction of one or more of the conditions described in Section 11.01(b), at any time prior to the Close of Business on the Business Day immediately preceding September 1, 2020 during the periods set forth in Section 11.01(b), and (ii) irrespective of the conditions described in Section 11.01(b), on or after September 1, 2020 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 19.1022 shares of Common Stock (subject to adjustment as provided in this Article 11, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 11.03, the “Conversion Obligation”).

(b)

(i)                         Prior to the Close of Business on the Business Day immediately preceding September 1, 2020, the Notes may be surrendered, in principal amounts equal to $1,000 or an integral multiple thereof, for conversion during any calendar quarter (and only during such calendar quarter) commencing after March 31, 2014, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on, and including, the last Trading Day of the immediately preceding calendar quarter, the Last Reported Sale Price of Common Stock on such Trading Day is greater than or equal to 135% of the applicable Conversion Price on such Trading Day (such condition, the “Sale Price Condition”). If the Sale Price Condition has been met, the Company will promptly notify Holders that such condition has been met and of the resulting right of Holders to convert their Notes.

(ii)                      Prior to the Close of Business on the Business Day immediately preceding September 1, 2020, the Notes may be surrendered, in principal amounts equal to $1,000 or an integral multiple thereof, for conversion during the five consecutive Business Day period immediately following any ten consecutive Trading Day period (that ten day consecutive Trading Day period, the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes (as determined following a request by a Holder in accordance with the procedures set forth in this Section 11.01(b)(ii) and the definition of “Trading Price” in Section 1.01), was less than 98% of the product of (x) the Last Reported Sale Price of Common Stock on such Trading Day and (y) the Conversion Rate on such Trading Day (such product, the “Intrinsic Value,” and such condition, the “Trading Price Condition”). The Trading Prices shall be determined by the Bid

Solicitation Agent pursuant to this Section 11.01(b)(ii) and the definition of Trading Price in Section 1.01. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of “Trading Price” in Section 1.01, along with appropriate contact information for each.

(A)                               The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company has requested that the Bid Solicitation Agent determine the Trading Price of the Notes. The Company shall have no obligation to make such a request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of Notes (x) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes for the immediately following Trading Day would be less than 98% of the Intrinsic Value of the Notes for such Trading Day and (y) requests that the Company request the Bid Solicitation Agent to determine the Trading Price of the Notes (or requests that the Company determine the Trading Price of the Notes if the Company is acting as Bid Solicitation Agent).

(B)                               Upon receipt from a Holder of such evidence and such a request, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes for such Trading Day.

(C)                               If the Trading Price Condition has been met on any last Trading Day of the Measurement Period, the Company shall notify Holders, on or prior to the Business Day immediately following such Trading Day, of its satisfaction and of the resulting right of Holders to convert their Notes. If, on any Trading Day after the Trading Price Condition has been met, the Bid Solicitation Agent (or the Company, if the Company is acting as Bid Solicitation Agent) determines that the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Intrinsic Value of the Notes for such Trading Day, the Company shall promptly so notify the Holders that the Trading Price Condition is no longer met.

(iii)                   If the Parent Guarantor elects to:

(A)                               issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share of Common Stock less than the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)                               distribute to all or substantially all holders of Common Stock the Parent Guarantor’s assets, debt securities or rights to purchase securities of the Parent Guarantor, which distribution has a per share value, as reasonably determined by the Parent Guarantor in good faith, exceeding 10% of the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in each case, at least 65 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution, the Company shall mail notice to the Holders describing such issuance or distribution, the Holders’ rights to convert their Notes in accordance with this Section 11.01(b)(iii), the Conversion Rate in effect on the date the Company mails such notice, and the effective date for any adjustments to the Conversion Rate that may be made as a result of such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (y) the Parent Guarantor’s announcement that such issuance or distribution will not take place.

(iv)                  If the Company or the Parent Guarantor publicly announces a transaction or event that would, if consummated, constitute a Fundamental Change, a Make-Whole Fundamental Change or Share Exchange Event, or if any such transaction or event occurs (regardless of whether the Holders would have the right to require the Company to purchase their Notes pursuant to Article 3), the Company shall mail notice (a “Specified Corporate Transaction Notice”) of such specified corporate transaction or event to the Holders promptly following the first public announcement of such transaction or event or, in the case that no public announcement is made, the occurrence of such transaction or event. Upon receiving notice or otherwise becoming aware of a transaction or event that would, if consummated, constitute a Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, the Company will use commercially reasonable efforts to announce or cause the announcement of such transaction or event in time to deliver the related Specified Corporate Transaction Notice at least 35 Scheduled Trading Days prior to the anticipated effective date for such transaction or event; provided that in no event will the Company be required to provide such notice to the Holders before the earlier of such time as the Parent Guarantor or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such transaction or event and (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such transaction or event. For any such potential Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, the Specified Corporate Transaction Notice shall describe:

(A)                               the transaction or event;

(B)                               the anticipated effective date of such transaction or event;

(C)                               the Holders’ right to convert their Notes in accordance with Section 11.01(b)(iv);

(D)                               the Conversion Rate in effect on the date the Company mails such notice;

(E)                                that an adjustment to the Conversion Rate is expected to be made pursuant to Section 11.05 as a result of such transaction or event and the formula for determining such adjustment;

(F)                                 whether the relevant transaction or event is expected to constitute a Share Exchange Event, and, if so, that the Notes will become convertible into Reference Property, subject to the settlement provisions of this Indenture;

(G)                               whether the relevant transaction or event is expected to constitute a Fundamental Change, and, if so, that Holders will have the right to require the Company to purchase their Notes pursuant to Article 3; and

(H)                              whether the relevant transaction or event is expected to constitute a Make-Whole Fundamental Change, and, if so, that the Conversion Rate will be increased under Section 11.07 for Notes converted in connection with such Make-Whole Fundamental Change.

Upon the Company’s delivery of a Specified Corporate Transaction Notice, a Holder may surrender its Notes for conversion at any time until the 35th Trading Day immediately following the effective date of such transaction or event or, if such transaction or event constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Purchase Date.  For purposes of this Article 11, any calculations or determinations made with respect to the Common Stock involving any time period prior to July 1, 2016 will be calculated or determined based upon the shares of common stock of the Company, par value $0.0001 per share.

Section 11.03                      Settlement Upon Conversion.

(a)                                 Except as provided in Section 11.07(e), upon conversion of any Note, the Company and the Parent Guarantor shall pay or deliver, as the case may be, to the converting Holder cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 11.03(a)(vi) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 11.03(a)(vi) (“Combination Settlement”), at the Company’s election (each of these settlement methods a “Settlement Method”).

(i)                         All conversions whose Conversion Date occurs on or after June 4, 2020 shall be settled using the same Settlement Method. Subject to the foregoing, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates, and the Company may elect one Settlement Method with respect to one Conversion Date and another Settlement Method with respect to another Conversion Date.

(ii)                      The Company shall deliver a notice (the “Settlement Method Notice”) of the Settlement Method elected by the Company in respect of any Conversion Date or any of the periods described below, as the case may be:

(A)                               by written notice to all Holders of Notes, the Trustee and the Conversion Agent (and, in addition, the Company will issue a press release setting forth its election of such Settlement Method and make the press release available on its website) on or prior to June 4, 2020, in the case of any conversion whose Conversion Date occurs on or after June 4, 2020; and

(B)                               by written notice to the converting Holder, the Trustee and the Conversion Agent, prior to the Close of Business on the second Scheduled Trading Day following the relevant Conversion Date, in the case of any other conversion.

(iii)                   Any Settlement Method Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Method Notice shall indicate the Specified Dollar Amount. If the Company does not timely deliver a Settlement Method Notice prior to the deadline set forth in Section 11.03(a)(ii), the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation for such conversion, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company elects Combination

Settlement in respect of its Conversion Obligation in respect of a conversion but does not indicate a Specified Dollar Amount in the relevant Settlement Method Notice, the Specified Dollar Amount shall be deemed to be $1,000 in respect of such conversion.

(iv)                  The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of the Notes (the “Settlement Amount”) shall be computed as follows:

(A)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company and the Parent Guarantor, as the case may be, shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with cash in lieu of fractional shares pursuant to Section 11.03(a)(vi);

(B)                               if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 60 consecutive VWAP Trading Days during the related Observation Period; and

(C)                               if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company and the Parent Guarantor shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 60 consecutive VWAP Trading Days during the related Observation Period.

(v)                     The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(vi)                  The Parent Guarantor shall not issue any fractional share of Common Stock upon conversion of the Notes, and the Company shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (or, if such date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day) in the case of Physical Settlement, or based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period in the case of Combination Settlement. For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(vii)               Except as set forth in Section 11.06 and Section 11.07, the Company and the Parent Guarantor shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation (y) on the third Business Day immediately following the relevant Conversion Date, if the

Company elects Physical Settlement, provided that, in the case of Physical Settlement, with respect to conversions that occur after the Record Date immediately preceding the Maturity Date, the Company and the Parent Guarantor will deliver the relevant number of shares of Common Stock, together with cash in lieu of any fractional shares, on the Maturity Date, or (z) on the third Business Day immediately following the last VWAP Trading Day of the Observation Period, in the case of any other Settlement Method.

(b)                                 If a Holder surrenders more than one Note for conversion on a single Conversion Date, the number of shares of Common Stock, if any, that the Company and the Parent Guarantor will deliver, and the amount of cash that the Company will pay pursuant to Section 11.03(a)(vi) in lieu of fractional shares of Common Stock, if any, shall be determined based on the total principal amount of Notes so surrendered by such Holder.

(c)                                  If a Holder converts a Note, except as set forth in Section 11.02(g), (i) such Holder shall not receive any separate cash payment (in addition to the Conversion Obligation) for accrued and unpaid interest, if any, on such Note and (ii) the Company’s and the Parent Guarantor’s delivery to such converting Holder of the Conversion Obligation shall be deemed to satisfy in full the Company’s obligation to pay to such Holder (A) the principal amount of such converted Note and (B) accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, subject to Section 11.02(g), accrued and unpaid interest, if any, on a converted Note to but, excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of the Notes, subject to Section 11.02(g), accrued and unpaid interest, if any, shall be deemed to be paid first out of the cash paid upon such conversion, if any.

(d)                                 Notices.

(i)                         On or prior to the second Business Day immediately following the Conversion Date for any Notes, the Company shall deliver written notice to the Trustee stating (1) the aggregate principal amount of Notes converted on such Conversion Date, (2) whether the Company has made a Settlement Method election with respect to such Conversion Date, and (3) if the Company has made a Settlement Method election for such Conversion Date, the Specified Dollar Amount for such Conversion Date (if applicable).

(ii)                      On the first Business Day immediately following the last VWAP Trading Day of the Observation Period for each Conversion Date to which Cash Settlement or Combination Settlement applies, the Company shall deliver written notice to the Trustee stating (1) the aggregate principal amount of Notes that were converted on such Conversion Date, (2) the aggregate amount of cash and the aggregate number of Shares that the Company is obligated to deliver to settle all of the Notes converted on such Conversion Date, and (3) the Daily Conversion Values or Daily Settlement Amounts, as the case may be, for each VWAP Trading Day of the Observation Period for such Conversion Date.

Section 11.04                      Covenants Relating to Underlying Shares.

(a)                                 The Parent Guarantor shall, until all Notes cease to be outstanding and any consideration due upon conversion has been paid or delivered, as the case may be, reserve out of its authorized but unissued shares of Common Stock that have not been reserved for other purposes a number of shares of Common Stock, in the aggregate, equal to the product of the Maximum Conversion Rate and the aggregate principal amount of Notes then outstanding (expressed in thousands of dollars), to permit the conversion of the Notes.

(b)                                 The Parent Guarantor covenants that any shares of Common Stock delivered upon conversion of the Notes shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and shall be free of any lien or adverse claim or from any taxes or charges with respect to the issue thereof.

(c)                                  The Parent Guarantor covenants that, if any shares of Common Stock to be provided for the purpose of conversion of the Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Parent Guarantor will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d)                                 In addition, the Parent Guarantor will cause any such shares of Common Stock to be listed on any stock exchange on which the Common Stock is then listed (if any) and will comply with any securities exchange rules applicable to the Notes and/or the Common Stock issuable upon conversion of the Notes.

Section 11.05                      Adjustments to the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as described in this Section 11.05, except that the Company shall not make any adjustments to the Conversion Rate for any Holder that participates (as a result of holding the Notes, and at the same time as the holders of Common Stock participate) in any of the transactions described below as if such Holder held, for each $1,000 principal amount of Notes held, a number of shares of Common Stock equal to the applicable Conversion Rate, without having to convert its Notes.

(a)                                 Dividends, Distributions, Splits and Combinations. If the Ex-Dividend Date occurs for any issuance by the Parent Guarantor of solely shares of Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Parent Guarantor effects a share split or a share combination of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0 =

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as the case may be;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date, as the case may be; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this Section 11.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or combination, as the case may be. If any dividend or distribution of the type described in this Section 11.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the board of directors of the Parent Guarantor determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect had such dividend or distribution not been declared or announced. The “effective date,” with respect to a share split or combination, means the first date on which the shares of Common Stock trade in the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b)                                 Adjustment for Rights Issue. If the Ex-Dividend Date occurs for any issuance by the Parent Guarantor to all or substantially all holders of Common Stock of any rights, options or warrants entitling the holders of such rights, options or warrants for a period of not more than 60 calendar days after the date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such issuance;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants;

Y =

the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants divided by (ii) the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment made under this Section 11.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, as of the date of such expiration, to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If no such rights, options or warrants are so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall immediately be readjusted, as of the scheduled issuance date, to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 11.05(b) not occurred.

For purposes of this Section 11.05(b) and Section 11.01(b)(iii)(A), in determining whether any issued rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common

Stock for each Trading Day in the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration that the Parent Guarantor receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Parent Guarantor in good faith and in a commercially reasonable manner.

(c)                                  Other Distributions.

(i)                         If the Ex-Dividend Date occurs for a distribution by the Parent Guarantor of shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Parent Guarantor or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of Common Stock, excluding (A) dividends or distributions (including share splits) described in Section 11.05(a); (B) dividends or distributions of rights, options or warrants described in Section 11.05(b); (C) dividends or distributions paid exclusively in cash described in Section 11.05(d); and (D) Spin-Offs described in Section 11.05(c)(ii) (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =

the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =

the fair market value, as determined by the Parent Guarantor in good faith and in a commercially reasonable manner, of the Distributed Property distributed with respect to each outstanding share of Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “SP0” (as defined above) minus “FMV” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such distribution.

Any adjustment made under this Section 11.05(c)(i) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate shall be readjusted, as of the date the board of directors of the Parent Guarantor determines not to make or pay such distribution or as of such expiration date, as the case may be, to be the Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights, options or warrants are not exercised, as applicable.

(ii)                      With respect to an adjustment pursuant to this Section 11.05(c), if the relevant dividend or other distribution consists of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Parent Guarantor that is listed for trading or quoted (or will be listed or quoted upon consummation of the spin-off) on a U.S. national or regional securities exchange or a reasonably comparable (as determined by the Parent Guarantor in good faith) non-U.S. equivalent (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV0 =

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to a holder of one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, but excluding, the effective date for the Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Notwithstanding the foregoing, (i) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and the first VWAP Trading Day of the Observation Period occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the Settlement Amount due upon such conversion, the reference in the above definition of “FMV0” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the first VWAP Trading Day of the Observation Period; (ii) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the Settlement Amount due upon such conversion, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to ten consecutive Trading Days deemed replaced with a reference to one (1) Trading Day; (iii) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Valuation Period for a Spin-Off to, and including, the last Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the consideration due upon such conversion, the reference in the above definition of “FMV0” to ten consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, but excluding, the applicable Conversion Date; and (iv) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, and including, the Ex-Dividend Date for a Spin-Off to, and including, the first

Trading Day of the Valuation Period for such Spin-Off, then, solely for purposes of determining the Settlement Amount due upon such conversion, (a) the reference in the above definition of “FMV0” to ten consecutive Trading Days shall be deemed replaced with a reference to one (1) Trading Day, (b) the Company will deliver the Settlement Amount due to such Holder in respect of the applicable conversion on the third Business Day after the first Trading Day of the Valuation Period for such Spin-Off, (c) the relevant Conversion Rate applicable to such conversion will be the Conversion Rate in effect immediately prior to the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off and (d) the Person in whose name any shares of Common Stock shall be issuable in respect of the applicable conversion will be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off.

Any adjustment made pursuant to this Section 11.05(c)(ii) shall become effective as of the Open of Business on the Ex-Dividend Date for the Spin-Off. If such Spin-Off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted, as of the date of such cancellation, to be the Conversion Rate that would have been in effect if such Spin-Off had not been declared.

For purposes of this Section 11.05(c) (and subject in all respect to Section 11.05(i)), rights, options or warrants distributed by the Parent Guarantor to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Parent Guarantor’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of the Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.05(c) (and no adjustment to the Conversion Rate under this Section 11.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 11.05(a), Section 11.05(b) and this Section 11.05(c), if any dividend or distribution to which this Section 11.05(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 11.05(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 11.05(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 11.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 11.05(a) and Section 11.05(b) with respect thereto shall then be made, except that, if determined by the Parent Guarantor (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or effective date” within the meaning of Section 11.05(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 11.05(b).

(d)                                 Adjustment for Cash Distributions. If the Ex-Dividend Date occurs for any cash dividend or distribution by the Parent Guarantor to all or substantially all holders of the outstanding Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =

the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Parent Guarantor pays or distributes to holders of Common Stock.

If “SP0” (as defined above) minus “C” (as defined above) is less than $1.00, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of Common Stock, the amount of cash such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for such dividend or distribution.

Any adjustment made under this Section 11.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted, as of the date the board of directors of the

Parent Guarantor determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect had the related Ex-Dividend Date not occurred.

(e)                                  Adjustment for Tender Offers or Exchange Offers. If the Parent Guarantor or any of its Subsidiaries makes a payment to holders of Common Stock in respect of a tender offer or exchange offer for the Common Stock (other than (x) distributions paid exclusively in cash for which an adjustment is made pursuant to Section 11.05(d) or (y) an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC =

the aggregate value of all cash and any other consideration (as determined by the Parent Guarantor in good faith and in a commercially reasonable manner) paid or payable for the shares purchased in such tender or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the expiration time of such tender or exchange offer (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =

the number of shares of Common Stock outstanding immediately after the expiration time of such tender or exchange offer (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =

the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The adjustment to the Conversion Rate under this Section 11.05(e) will be given effect immediately after the Close of Business on the Expiration Date.

Notwithstanding the foregoing, (i) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note, and the first VWAP Trading Day of the Observation Period for such Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period; (ii) if a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, such Observation Period will be suspended on the first such VWAP Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one (1)”; (iii) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Averaging Period for a tender or exchange offer to, and including, the last Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the applicable Conversion Date; and (iv) if a Holder converts a Note, Physical Settlement is applicable to such Note and the Conversion Date occurs during the period from, but excluding, the Expiration Date for a tender offer or exchange offer to, and including, the first Trading Day of the Averaging Period for such tender or exchange offer, then, solely for purposes of determining the Settlement Amount due upon such conversion, (a) the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one (1)”, (b) the Parent Guarantor will deliver the consideration due to such Holder in respect of the applicable conversion on the third Business Day after the first Trading Day of the Averaging Period for such tender or exchange offer, (c) the Conversion Rate applicable to such conversion will be the Conversion Rate in effect immediately prior to the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer and (d) the Person in whose name any shares of Common Stock shall be issuable in respect of the applicable conversion will be deemed to become the Holder of record of such shares as of the Close of Business on the first Trading Day of the Averaging Period for such tender or exchange offer.

(f)                                   Holder Participation in Adjustment Events. Notwithstanding the provisions set forth in clauses (a) through (e) above, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes with a Conversion Date occurring on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)                                  Adjustments Not Yet Effective. If, in the case of any conversion of a Note to which Combination Settlement applies, on any VWAP Trading Day during the Observation Period corresponding to the Conversion Date for such Note, shares of Common Stock are deliverable as part of the Daily Settlement Amount for such VWAP Trading Day, and

(i)                         the record date for any issuance, dividend or distribution, the effective date for any share split or combination or the Expiration Date for any tender or exchange offer by the Parent Guarantor or its Subsidiaries that, in each case, would require an adjustment to the Conversion Rate pursuant to any of Section 11.05(a), (b), (c), (d) or (e) occurs prior to the Parent Guarantor’s delivery of such shares of Common Stock to the converting Holder;

(ii)                      the applicable Conversion Rate for such VWAP Trading Day will not reflect such adjustment; and

(iii)                   the shares of Common Stock that the Parent Guarantor shall deliver to the converting

Holder with respect to such VWAP Trading Day are not entitled to participate in the relevant event (because such shares were not held by such Holder on the related record date, effective date, Expiration Date or otherwise), then the Parent Guarantor will (i) in the case of any such issuance, dividend or distribution, deliver to the Holder of such Note, on the date on which such issuance, dividend or distribution is paid or made, the consideration that a Holder of a number of shares equal to the number of shares included in the Daily Settlement Amount for such VWAP Trading Day would be entitled to receive in respect of such issuance, dividend or distribution or (ii) in the case of any such share split or combination, tender offer or exchange offer, adjust the number of shares that the Parent Guarantor delivers to such Holder as part of the Daily Settlement Amount for such VWAP Trading Day in a manner that appropriately (as determined by the Parent Guarantor in consultation with a nationally recognized independent investment banking firm, which may be one of the Initial Purchasers, retained for this purpose) reflects the relevant transaction or event.

(h)                                 Other Adjustments. Whenever any provision of this Indenture requires the Company or the Parent Guarantor, as applicable, to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to each in good faith and in a commercially reasonable manner to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, the effective date or the Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

(i)                                     Shareholder Rights Plans. To the extent that the Parent Guarantor has a shareholder rights plan in effect at the time a Holder converts any Notes, if Physical Settlement applies to such Notes, on the Conversion Date for such Notes, and, if Combination Settlement applies to such Notes, in respect of any VWAP Trading Day in the Observation Period applicable to such Notes, such Holder will be deemed to be the record holder of, and, in addition to any Common Stock the Parent Guarantor delivers in connection with such conversion for such Conversion Date or such VWAP Trading Day, as the case may be, receive on the applicable conversion settlement date, the rights under the shareholder rights plan, unless the rights have separated from the Common Stock prior to such Conversion Date or such VWAP Trading Day, as the case may be, in which case, the Conversion Rate will be adjusted at the time of separation as if the Parent Guarantor had distributed to all of the holders of Common Stock, shares of the Parent Guarantor’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 11.05(c); provided that such adjustment shall be subject to readjustment upon the expiration, termination or redemption of such separated rights in accordance with Section 11.05(c).

(j)                                    No Adjustments. Notwithstanding anything in clauses (a), (b), (c), (d) and (e) of this Section 11.05, the Conversion Rate will not be adjusted (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent Guarantor’s securities and the investment of additional optional amounts in shares of Common Stock under any plan; (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Parent Guarantor or any of its Subsidiaries; (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (ii) and outstanding as of the date the Notes were first issued; (iv) upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under clause (e) of Section 11.05; (v) solely for a change in the par value of Common Stock; or (vi) for accrued and unpaid interest, if any.

Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the effective date for any Make-Whole Fundamental Change, (ii) in the case of any Note to which Physical Settlement applies or to which Cash Settlement applies following a replacement of Common Stock by the Reference Property consisting solely of cash, prior to the Close of Business on the Conversion Date, (iii) in the case of any Note to which Cash Settlement or Combination Settlement applies (other than as described in clause (ii) above), prior to the Open of Business on the first VWAP Trading Day of the applicable Observation Period and each subsequent VWAP Trading Day of the Observation Period, and (iv) prior to the Close of Business on any other date on which the Conversion Rate is referred to for purposes of determining the consideration deliverable upon settlement of a Note. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Notes.

(k)                                 Voluntary Increases. In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 11.05, and to the extent permitted by applicable law and any applicable securities exchange rules, from time to time, the Company may (but is not required to) increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days (i) if the Company determines that such increase would be in the best interest of the Parent Guarantor or the Company or (ii) to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or a similar event; provided that neither the Parent Guarantor nor the Company shall take any action that would result in adjustment of the Conversion Rate, pursuant to this Section 11.05(k), that would result in a reduction of the Conversion Price to less than the par value per share of Common Stock. The Company will give the Trustee and the Holders at least 15 days’ notice of any such increase.

(l)                                     No Other Adjustments. Except as expressly stated herein, the Conversion Rate shall not be subject to adjustment as a result of any issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas in clauses (a), (b), (c), (d) and (e) of this Section 11.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a share combination pursuant to clause (a) of this Section 11.05 or the reversal of an increase to the Conversion Rate where the relevant event did not occur, as expressly specified in this Indenture).

(m)                             Notice of Certain Potential Events. In connection with any event that will require an adjustment to the Conversion Rate pursuant to this Section 11.05 or any Share Exchange Event or any event or transaction described in Section 6.01 (unless prior notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall, promptly following the first public announcement of such event or transaction, mail to the Holders a notice of such transaction or event describing the event, the anticipated occurrence or effective date, as the case may be, the methodology for determining the relevant adjustment (if applicable) to the Conversion Rate or other terms of the Notes and such other information as the Company reasonably determines is appropriate to include.

(n)                                 Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the

Company will deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate, detailing the calculation of the Conversion Rate and describing the facts upon which the adjustment is based upon which such Officer’s Certificate the Trustee may conclusively rely. Unless and until a Trust Officer shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which a Trust Officer has received an Officer’s Certificate certifying such Conversion Rate is still in effect. The Trustee shall not be responsible for, and shall not make any representation as to the validity or value of, any Common Stock, securities or assets issued upon settlement of the Notes or as to the accuracy of any calculation made hereunder. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. In addition, the Company will issue a press release containing the relevant information or make such information available on the Company’s website.

Section 11.06                      Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                 In the case of:

(i)                         any recapitalization, reclassification or change of Common Stock (other than a change resulting from a subdivision or combination);

(ii)                      any consolidation, merger, combination or similar transaction involving the Parent Guarantor;

(iii)                   any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Parent Guarantor and its Subsidiaries; or

(iv)                  any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such stock, other securities or other property or assets, “Reference Property,” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “Reference Property Unit”), then the Parent Guarantor or the successor or purchasing company, as the case may be, shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the consideration due upon conversion of any Notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in Article 11 were instead a reference to the same number of Reference Property Units.

If a Share Exchange Event causes the Common Stock to be converted into, or exchanged for, or represent solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property shall be deemed to be the weighted average, per share of Common Stock, of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the Reference Property Unit for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. Notwithstanding anything to the contrary herein, if the Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Cash Settlement in respect of all conversions whose Conversion Date occurs after the effective date of the Share Exchange Event described above, and the Company will pay the cash due upon such conversions no later than the third Business Day after the Conversion Date. For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

Such supplemental indenture described in the second immediately preceding paragraph shall provide, to the extent the Reference Property is comprised, in whole or in part, of Common Equity, for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 11. If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets of a Person other than the Parent Guarantor or, in the case of a transaction described in Article 6, the Successor Company, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of Notes, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to Article 3, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)                                 If the Company and the Parent Guarantor execute a supplemental indenture pursuant to this Section 11.06, as promptly as practicable, the Company shall file with the Trustee an Officer’s Certificate briefly describing such Share Exchange Event, the composition of a Reference Property Unit for such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent to such Share Exchange Event under this Indenture have been complied with. Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture. The Parent Guarantor or the Company shall also issue a press release containing such information and shall make such press release available on its website.

(c)                                  The Parent Guarantor shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 11.06. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes as set forth in Section 11.02 and Section 11.01 prior to the effective date of such Share Exchange Event.

(d)                                 The provisions of this Section 11.06 shall apply successively to successive Share Exchange Events.

Section 11.07 Adjustment to Conversion Rate Upon Certain Transactions.

(a)                                 If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Note in connection with such Make-Whole Fundamental Change, the Company shall, in the circumstances described in this Section 11.07, increase the Conversion Rate for such Note by the number of additional shares of Common Stock (the “Additional Shares”) determined under this Section 11.07. For the purposes of this Section 11.07, a conversion of the Notes shall be deemed to be “in connection with” such Make-Whole Fundamental Change if the Notice of Conversion of such Notes is received by the Conversion Agent from, and including, the date on which such Make-Whole Fundamental Change occurs or becomes effective (such date, the “Make-Whole Fundamental Change Effective Date”) and up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Make-Whole Fundamental Change Effective Date). The Company shall notify Holders promptly after the first public announcement by the Parent Guarantor of an event or transaction that the Company reasonably determines would, if consummated, constitute a Make-Whole Fundamental Change. Upon receiving notice or otherwise becoming aware of a transaction or event that would, if consummated, constitute a Make-Whole Fundamental Change, the Company shall use commercially reasonable efforts to announce or cause the announcement of such transaction or event in time to deliver such notice at least 35 Scheduled Trading Days prior to the anticipated effective date for such transaction or event; provided that in no event will the Company be required to provide such notice to the Holders before the earlier of such time as the Parent Guarantor or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such transaction and (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such transaction or event.

(b)                                 The number of Additional Shares by which the Conversion Rate shall be increased for a Note converted in connection with a Make-Whole Fundamental Change shall be determined by reference to the table in clause (d) below, based on the relevant Make-Whole Fundamental Change Effective Date and the stock price paid (or deemed paid) per share of Common Stock in the Fundamental Change, as determined pursuant to clause (e) below (such stock price, the “Stock Price”).

(c)                                  The Stock Prices set forth in the column headings of the table in clause (d) below shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 11.05. The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Conversion Rate in effect immediately after such adjustment. The number of Additional Shares set forth in the table in clause (d) below shall be adjusted at the same time and in the same manner as the Conversion Rate is adjusted pursuant to Section 11.05.

(d)                                 The following table sets forth the Stock Prices and Make-Whole Fundamental Change Effective Dates and the number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price:

Make-Whole Fundamental Change	Stock Price
Effective Date	$41.88	$45.00	$50.00	$52.35	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00
November 25, 2013	4.7755	4.0626	3.1835	2.8544	2.5358	2.0486	1.3860	0.9759	0.7082	0.5265	0.2673	0.1439
December 1, 2014	4.7755	4.2278	3.2738	2.9179	2.5751	2.0543	1.3568	0.9344	0.6654	0.4860	0.2380	0.1265
December 1, 2015	4.7755	4.3748	3.3353	2.9516	2.5820	2.0272	1.2977	0.8683	0.6027	0.4309	0.2026	0.1063
December 1, 2016	4.7755	4.4593	3.3306	2.9181	2.5233	1.9376	1.1870	0.7624	0.5108	0.3546	0.1593	0.0820
December 1, 2017	4.7755	4.4111	3.1974	2.7593	2.3447	1.7402	0.9965	0.6020	0.3837	0.2563	0.1118	0.0574
December 1, 2018	4.7755	4.1711	2.8743	2.4169	1.9921	1.3924	0.7070	0.3846	0.2269	0.1440	0.0661	0.0352
December 1, 2019	4.7755	3.6613	2.2602	1.7902	1.3720	0.8277	0.3132	0.1378	0.0783	0.0547	0.0303	0.0173
December 1, 2020	4.7755	3.1200	0.8978	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

In the event that the exact Stock Price or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change is not set forth in the table above:

(i)                         if the Stock Price is between two Stock Prices listed in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates listed in the table, the applicable number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates based on a 365- or 366-day year, as applicable;

(ii)                      if the Stock Price is greater than $150.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate; and

(iii)                   if the Stock Price is less than $41.88 per share (subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Section 11.07, in no event will the Conversion Rate be increased as a result of this Section 11.07 to exceed 23.8777 shares per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate pursuant to Section 11.05 (the “Maximum Conversion Rate”).

(e)                                  With respect to any Make-Whole Fundamental Change:

(i)                         that is described in clause (b) of the definition of Fundamental Change and in which the holders of Common Stock receive only cash in consideration for their shares of Common Stock (a “Cash Merger”), notwithstanding anything to the contrary in Section 11.03, the Company shall satisfy its Conversion Obligation with respect to any Note converted in connection with such Make-Whole Fundamental Change by delivering to the converting Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (A) the Conversion Rate in effect on such Conversion Date (as increased by any Additional Shares pursuant to this Section 11.07) and (B) the “Stock Price” with respect to such Cash Merger, which shall be the cash amount per share paid to holders of Common Stock in such Cash Merger; or

(ii)                      that is not a Cash Merger, (A) the “Stock Price” with respect to such Make-Whole Fundamental Change shall equal the average of the Last Reported Sale Prices of Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the related Make-Whole Fundamental Change Effective Date, and (B) for the avoidance of doubt, the Company shall satisfy its Conversion Obligation with respect to any Note converted in connection with such Make-Whole Fundamental Change in accordance with Section 11.03, based on the Conversion Rate as increased by any Additional Shares pursuant to this Section 11.07.

Section 11.08                      Trustee’s Disclaimer. None of the Trustee, Registrar, Paying Agent, Conversion Agent or the Bid Solicitation Agent shall have any duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be.

None of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent shall be responsible for determining whether any of a Fundamental Change, a Make-Whole Fundamental Change, a VWAP Market Disruption Event, a Trigger Event or a Share Exchange Event shall have occurred. None of the Trustee, the Registrar, the Paying Agent, Conversion Agent or the Bid Solicitation Agent shall have any shall be accountable for and makes any representation as to the validity or value (of the kind or amount) of any shares of Common Stock, of any Reference Property or of any other securities, property or assets issued upon conversion of the Notes. None of the Trustee, the Registrar, the Paying Agent, Conversion Agent or the Bid Solicitation Agent shall be responsible for (i) any failure of the Company or the Parent Guarantor to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion and (ii) the Company’s or the Parent Guarantor’s failure to comply with this Article 11.

None of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (except for the Bid Solicitation Agent in respect of the calculation of the Trading Price as and to the extent provided in Section 11.01) shall be responsible for calculating the Trading Price, or determining whether any event contemplated by Section 11.01 has occurred which makes the Notes eligible for conversion, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, in making the same and shall be entitled to presume that no such event has occurred until the Company has delivered to the Trustee an Officer’s Certificate stating that such event has occurred, on such Officer’s Certificate the Trustee may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such agent immediately after the occurrence of any such event.

Without limiting the generality of the foregoing, none of the Trustee, Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.01(c) relating either to the kind or amount of shares of stock or securities or other property or assets (including cash) receivable for Holders upon the conversion of their Notes after any Share Exchange Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Each Conversion Agent and Bid Solicitation Agent (if other than the Company) shall have the same protection under this Section 11.08 as the Trustee, the Registrar and the Paying Agent.

ARTICLE 9

GUARANTY

The following new Article 15 is hereby inserted in the Original Indenture immediately after Article 14:

ARTICLE 15

GUARANTEE

Section 15.01                      Guarantee.  The Parent Guarantor unconditionally guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at the Maturity Date, or upon redemption, repurchase, acceleration or otherwise, and all other obligations owing by the Company under this Indenture (including obligations owing to the Trustee) and the Notes (all the foregoing being hereinafter collectively called the

“Guaranteed Obligations”). The Parent Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent Guarantor, and that the Parent Guarantor will remain bound under this Article 15 notwithstanding any extension or renewal of any Guaranteed Obligation.

The Parent Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  The Parent Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. The obligations of the Parent Guarantor hereunder shall not be affected by: (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article 15), the Notes or any other agreement; (iv) the release of security, if any, held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (vi) any change in the ownership of the Company; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity, except for payment of the Notes in full.

The Parent Guarantor further agrees that its guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Guaranteed Obligations.

The obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 15.02 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

The Parent Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due, whether at the Maturity Date, upon redemption, required repurchase, acceleration or otherwise, the Parent Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other Guaranteed Obligations of the Company to the Holders and the Trustee.

The Parent Guarantor agrees that, as between the Parent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7 for the purposes of the guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 7, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Section 15.01.

The Parent Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 15.01.

Section 15.02                      Limitation on Liability.

The Parent Guarantor, and by its acceptance of the Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of the Parent Guarantor not constitute a fraudulent transfer or conveyance for purposes of any applicable law.  To effectuate the foregoing intention, the Trustee, the Holders and the Parent Guarantor hereby irrevocably agree that the obligations of the Parent Guarantor will be limited to the maximum amount that will result in the obligations of the Parent Guarantor under its guarantee not constituting a fraudulent transfer or conveyance.

Section 15.03                      Successors and Assigns.

This Article 15 shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Notes and the guarantee.

Section 15.04                      No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 15 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 15 at law, in equity, by statute or otherwise.

Section 15.05                      Right of Contribution.

Notwithstanding any payment or payments made by the Parent Guarantor hereunder, the Parent Guarantor shall not be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Company or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, and the Parent Guarantor shall not seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Parent Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Parent Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Parent Guarantor, and shall, forthwith upon receipt by the Parent Guarantor, be turned over to the Trustee in the exact form received by the Parent Guarantor (duly indorsed by the Parent Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

Section 15.06                      Merger, Consolidation or Sale of Assets of the Parent Guarantor

The Parent Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not the Parent Guarantor is the surviving Person), another Person, other than the Company, unless (a) immediately after giving effect to that transaction, no Default or Event of Default exists; and (b) the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Parent Guarantor) is organized or existing under the laws of the United States, any state thereof, the District of Columbia, England, Wales or any country in the European Union and assumes all the obligations of the Parent Guarantor under this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee.

ARTICLE 10

MISCELLANEOUS

Section 14.01 and Section 14.13 of the Original Indenture are hereby amended and restated in their entirety as follows:

Section 14.01                      Notices.  Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or by recognized overnight courier or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company or the Parent Guarantor:

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: Chief Financial Officer

Facsimile: (832) 308-4825

with copies (which shall not constitute notice) to:

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: General Counsel

Facsimile: (832) 308-4770

and

Cardtronics, Inc.

3250 Briarpark Drive, Suite 400

Houston, Texas 77042

Attention: Treasurer

Facsimile: (832) 308-4750

if to the Trustee in any of its roles hereunder:

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Corporate, Municipal and Escrow Services

Facsimile: (214) 756-7401

The Company, the Parent Guarantor or the Trustee, by notice given to the others in the manner provided above, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and shall be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, upon actual receipt by the addressee. Any notice required to be delivered hereunder by the Company or the Parent Guarantor to the Trustee shall be delivered in the manner set forth in this Section 14.01 and the Company or the Parent Guarantor shall promptly confirm actual receipt thereof by the Trustee.

If the Company mails a notice or communication to the Holders, including any notice to Holders pursuant to Article 11, it shall, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee, at the expense of the Company, to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company shall also cause the Trustee, at the expense of the Company, to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

The Trustee shall have the right vis-a-vis the Company and the Parent Guarantor, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company or the Parent Guarantor. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company or the Parent Guarantor; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company or the Parent Guarantor as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company and the Parent Guarantor agree to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company and the Parent Guarantor shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. As between the Trustee, the Company and the Parent Guarantor, any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company or the Parent Guarantor to the Trustee for the purposes of this Indenture.

Section 14.13                      Submission to Jurisdiction. The Company and the Parent Guarantor (a) agree that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01                      Certain Trustee Matters

The recitals contained herein are an integral part of this Supplemental Indenture and shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof or thereof by the Company.

Section 11.02                      Continued Effect

Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as supplemented and amended hereby and thereby, is in all respects hereby ratified and confirmed.  This Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture, as supplemented and amended, in the manner and to the extent herein and therein provided.

Section 11.03                      Governing Law

THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.04                      Multiple Originals; Counterparts

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CARDTRONICS, INC.

By:	/s/ E. Brad Conrad
Name: E. Brad Conrad
Title: Chief Accounting Officer

PARENT GUARANTOR:

CARDTRONICS PLC

By:	/s/ E. Brad Conrad
Name: E. Brad Conrad
Title: Director and Chief Accounting Officer

Signature Page to First Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Signature Page to First Supplemental Indenture